AlphaPoint Technology, Inc. (OTCBB: APPO) acquires Strategy to Revenue, Ltd; Strengthens Revenue Acceleration Framework

SARASOTA, Fla., October 15, 2015 /Business Wire/ -- AlphaPoint Technology, Inc. (OTCBB:  APPO) today announced the acquisition of Strategy to Revenue, Ltd. (STR), a Revenue Acceleration Company based in the United Kingdom.  This acquisition marks the launch of AlphaPoint's strategic plan for rapid growth in 2016 through acquisitions.   AlphaPoint / STR have identified a number of synergistically-focused Technology and Sales Enablement companies to acquire which have cutting-edge solutions to deliver Sales Enablement and Revenue Acceleration.

AlphaPoint, a publicly held information technology company, provides technology solutions for mid to large-size organizations and global enterprises.  The acquisition of STR advances the growth strategies of AlphaPoint and provides critical expansion in the explosive Revenue Acceleration sector.

Strategy to Revenue Limited (“STR”), was founded in January 2009 to provide Revenue Acceleration solutions to Fortune 1000 organizations. STR provides software-enabled services using advanced analytics and capability benchmarks that ensure their customers meet and exceed their corporate objectives through revenue acceleration and salesforce optimization. Today, STR’s customers include; Thomson Reuters, Vodafone, HP, Motorola, SAP, Zebra Technologies, Comcast, and DHL.

STR’s success comes from a unique combination of sales and marketing expertise, innovative digital and multimedia content production, and intelligent software platform delivery technologies. In the past four years the company has won a number of international excellence awards: 5 gold and 4 silver from Brandon Hall (www.brandonhall.com) and 1 gold and 3 silver Stevie Awards for innovation in sales development. (See http://www.stevieawards.com/pubs/sales/awards/426_2281_25576.cfm.) The Company was also shortlisted as a finalist by BESMA (British Excellence in Sales & Marketing Awards) and The Learning Awards. STR has also been placed on the Training Industry.com 2015 watch list as a ‘mover and shaker’ in the training industry. http://www.trainingindustry.com/sales-training/top-company-listings/2015/2015-sales-training-companies-watch-list.aspx.

According to Gary Macleod, CEO of AlphaPoint, "STR has more than ten years of strategic Sales Enablement expertise. At the core of the STR offering is the Revenue Acceleration Framework. This Framework consists of 3 key components, Surge, Sustain and Predict; comprising of software, technology and services that enable organizations to take immediate effective action to optimize their sales organizations and accelerate their corporate initiatives.”

Dominic Jones, STR newly appointed CEO adds, "Gary and the AlphaPoint leadership team have a reputation for growing successful companies.  They also hold the same vision of consolidating and disrupting the Sales Enablement market by creating software-enabled solutions that provide material improvements to customer’s go-to-market. We are very much looking forward to working with AlphaPoint to continue as we execute against this vision.”

STR will become a wholly owned subsidiary of AlphaPoint and will keep its operations in the UK, while continuing to expand its customer base in the U.S. The STR leadership team will remain in their current positions.  Also, STR CEO, Dominic Jones and Chairman, Rod Jones will join the AlphaPoint Board of Directors.

About AlphaPoint Technology

From its headquarters in Sarasota, Florida, AlphaPoint, a publicly held information technology company, provides technology solutions for mid to large-size organizations and global enterprises. To learn more, visit www.alphapointtechnology.com.

About STR

(“STR”) was founded in January 2009 to provide Revenue Acceleration solutions to large organizations through the performance improvement and effective mobilization of their sales teams. Today, STR’s customers are some of most well-known companies in the world, including Thomson Reuters, Vodafone, HP, Motorola, SAP, Zebra Technologies, Comcast, and DHL. To learn more, visit www.strategyto revenue.com.

Forward-Looking Statement:

The statements in the press release that relate to the Company's expectations with regard to the future impact on the Company's results from acquisitions or actions in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in such statements. Such risks, uncertainties, and factors include, but are not limited to, future capital needs, changes, and delays in product development plans and schedules, or market acceptance.

For more information, contact:

Jay Letendre

AlphaPoint Technology

941-907-8822 ext. 10